As filed with the Securities and Exchange Commission on April 25, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SiteOne Landscape Supply, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5040	36-4485550
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

300 Colonial Center Parkway, Suite 600

Roswell, Georgia 30076

(470) 277-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Briley Brisendine

Executive Vice President, General Counsel and Secretary

SiteOne Landscape Supply, Inc.

300 Colonial Center Parkway, Suite 600

Roswell, Georgia 30076

(470) 277-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Peter J. Loughran, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000	John C. Ericson, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-217327

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common stock, $0.01 par value per share	1,725,000	$47.50	$81,937,500	$9,497

(1)	Includes shares/offering price of shares that may be sold upon exercise of the underwriters’ option to purchase additional shares.
(2)	This amount represents the proposed maximum aggregate offering price of the securities registered hereunder. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed by SiteOne Landscape Supply, Inc. (the “Company”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to register an additional number of shares of the Company’s common stock, par value $0.01 per share. The Company hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-217327), as amended (including the exhibits thereto), declared effective on April 25, 2017 by the U.S. Securities and Exchange Commission (the “Commission”).

CERTIFICATION

The Company hereby certifies to the Commission that (i) it has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of business on April 26, 2017), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) it will confirm receipt of such instructions by its bank during regular business hours on April 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, SiteOne Landscape Supply, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roswell, State of Georgia on April 25, 2017.

SITEONE LANDSCAPE SUPPLY, INC.

By:	/s/ Briley Brisendine
Name:	Briley Brisendine
Title:	Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 25, 2017 by the following persons in the capacities indicated.

Signature	Title

*	Director, Chairman of the Board
Paul S. Pressler

*	Director, Chief Executive Officer (Principal Executive Officer)
Doug Black

*	Executive Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)
John T. Guthrie

*	Director
William W. Douglas, III

*	Director
W. Roy Dunbar

*	Director
Kenneth A. Giuriceo

*	Director
Michael J. Grebe

*	Director
Jeri L. Isbell

*	Director
Wes Robinson

*	Director
David H. Wasserman

*	Director
Jack L. Wyszomierski

*By:	/s/ Briley Brisendine
Briley Brisendine
as Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Debevoise & Plimpton LLP (filed as Exhibit 5.1 to the Registration Statement on Form S-1 of the Company (File No. 333-217327) and incorporated herein by reference).

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Debevoise & Plimpton LLP (included in their opinion filed as Exhibit 5.1 to the Registration Statement on Form S-1 of the Company (File No. 333-217327) and incorporated herein by reference).

24.1	Powers of Attorney (contained on the signature pages to the Registration Statement on Form S-1 of the Company (File No. 333-217327) and incorporated herein by reference).